Exhibit 10.3

IGTA MERGER SUB LIMITED

PROMISSORY NOTE

$500,000	[__] 2024

FOR VALUE RECEIVED, IGTA Merger Sub Limited, a British Virgin Islands company, (herein called the “Company”), hereby promises to pay to EF Hutton LLC (herein called the “Holder”), the principal sum of five hundred thousand dollars ($500,000). In the case of an event of default, this note shall bear interest at a rate of ten percent (10%) per annum until such event of default is cured. The principal amount of this Note and any accrued interest shall be payable on the later of (i) thirteen (13) months from the date first written above or (ii) ninety-two (92) days after the termination of the Convertible Promissory Notes as defined in the SEPA (as defined below). After the termination of the Convertible Promissory Notes pursuant to the SEPA, then upon the closing of one or more financings from the sale of any equity, equity derivative or debt instruments of the Company, AgileAlgo Holdings Ltd., and/or any of the Company’s indirect or direct subsidiaries (a “Financing”), the Company and/or its legal successor shall be responsible to wire or cause to be wired fifteen percent (15%) of the generated aggregate gross proceeds to the bank account of Holder (pursuant to the wire instructions provided by Holder in writing to the Company) as a required payment (or payments) towards this Note, and such wires in aggregate not exceeding the amount owed under this Note.

Furthermore, the Company, amongst others, executed a Standby Equity Purchase Agreement (“SEPA”) with YA II PN, Ltd. (including its permitted assigns, “YA”) on October 1, 2024. Pursuant to the SEPA, YA or a designated investor shall advance to the Company and/or its affiliates the principal amount of $3,000,000 (the “Pre-Paid Advance”), which shall be evidenced by convertible promissory notes (each a “Convertible Promissory Note” and together the “Convertible Promissory Notes”), and shall be executed as (1) a first Pre-Paid Advance / Convertible Promissory Note in the principal amount of $2,000,000; and (2) a second Pre-Paid Advance / Convertible Promissory Note in the principal amount of $1,000,000. Both such Convertible Promissory Notes shall supersede this Note and this Note shall be subordinate to such Convertible Promissory Notes. Accordingly, Holder is willing to subordinate: all of the Company’s indebtedness and obligations to Holder presently existing pursuant to this Note (the “Subordinated Debt”) to the Company’s indebtedness and obligations to YA pursuant to the SEPA. All Subordinated Debt is subordinated in right of payment to all financial obligations of the Company to YA now existing pursuant to the SEPA (the “Senior Debt”). Holder will not demand or receive from the Company (and the Company will not pay to Holder) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff or otherwise, nor will Holder exercise any remedy with respect to any collateral securing the Subordinated Debt, nor will Holder accelerate the Subordinated Debt, until such time as all the Senior Debt is fully paid in cash (and/or fully converted into securities of the Company), and all of the Company’s obligations owing to YA under the Convertible Promissory Notes (as defined in the SEPA) have been terminated.

Payments hereunder shall be made at such place as the holder hereof shall designate to the undersigned, in writing, in lawful money of the United States of America. Any payment which becomes due on a Saturday, Sunday or legal holiday shall be payable on the next business day.

This Note shall, (i) upon declaration by the Holder or (ii) automatically upon acceleration pursuant to clause (b) below, become immediately due and payable upon the occurrence of any of the following specified events of default:

(a) If the Company shall default in any of the due payments of the principal amount of this Note pursuant to (i) a Financing when and as the same shall become due and payable; or (ii) its binding repayment obligation under this Note on the Maturity Date; or

(b) If the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days.

Declaration of this Note being immediately due and payable by the Holder upon occurrence of an event of default hereunder may only be made by written notice by Holder to the Company declaring the unpaid balance of the principal amount of this Note to be due. The Company agrees that a declaration of default via email from the Holder to the undersigned at cheukhangchow@inceptiongrowth1.com is acceptable written notice. Such declaration shall be deemed given upon the occurrence of any event specified in clause (b) above. In the event of a default, all expenses and costs incurred by Holder in connection with enforcement of the Note and collection of any judgment on the Note, including reasonable attorneys’ fees, shall be paid by the Company.

This Note may be prepaid by the Company in whole or in part at any time or from time to time without penalty or premium. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

The Company for itself and its successors and assigns hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Note, and agrees that this Note shall be deemed to have been made under, and shall be interpreted and governed by reference to, the laws of the State of New York. The Company for itself and its successors hereby expressly and irrevocably agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Promissory Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon the Company by electronic mail at cheukhangchow@inceptiongrowth1.com, personally or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The Company for itself and its successors expressly and irrevocably waive any claim or defense that any such jurisdiction in New York, New York is not a convenient forum for any such suit or proceeding.

Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.

All of the covenants, stipulations, promises and agreements made by or contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not.

No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of such rights preclude any other or further exercise thereof or the exercise of any other right.

THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

It is the intention of the Company and the Holder that all payments due hereunder will be treated for accounting and tax purposes as indebtedness of the Company to the Holder. Each of the Company and the Holder agrees to report such payments due hereunder for the purposes of all taxes in a manner consistent with such intended characterization.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any given party without the prior written approval of the other party.

[signature page of Note follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by a duly authorized officer as of the date hereinabove set forth.

IGTA MERGER SUB LIMITED

By:
Name:	Cheuk Hang Chow
Title:	Director

EF HUTTON LLC

By:
Name:	Gaurav Verma
Title:	Co-head of Investment Banking

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